SECTION 906 CERTIFICATIONS


           Each of the undersigned, in the capacity indicated below, certifies that, to the best of his knowledge:

           1. The Form N-CSR of WWW Funds for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           2. The information contained in the Form N-CSR of WWW Funds for the period ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of WWW Funds.

           A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to WWW Funds and will be retained by WWW Funds and furnished to the Securities and Exchange Commission or its staff upon request.



Date:      August 23, 2003                /s/ Lawrence S. York
                                          --------------------
                                          Name:      Lawrence S. York
                                          Title:     President
                                                     Principal Executive Officer


Date:      August 23, 2003                /s/ James D. Greene
                                          -------------------
                                          Name:      James D. Greene
                                          Title:     Treasurer
                                                     Principal Executive Officer